EXHIBIT 99.1

CONTACT:    JOSEPH MACNOW
(201) 587-1000

888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – October 17, 2017
Vornado Extends $1.25 Billion of its $2.5 Billion Revolving Credit Facilities
NEW YORK….VORNADO REALTY TRUST (NYSE:VNO) announced today that Vornado Realty L.P., the operating partnership through which Vornado Realty Trust conducts its business, has extended one of its two $1.25 billion unsecured revolving credit facilities from November 2018 to January 2022 with two 6‑month extension options. The interest rate on the extended facility was lowered from LIBOR plus 105 basis points to LIBOR plus 100 basis points. The facility fee remains at 20 basis points. The interest rate and facility fees are the same as Vornado’s other $1.25 billion revolving credit facility, which matures in February 2021 with two 6-month extension options.

The joint lead arrangers and joint bookrunners for the facility are JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities LLC. JPMorgan Chase Bank, N.A. serves as Administrative Agent. Bank of America, N.A. and Wells Fargo Bank, N.A. serve as Co-Syndication Agents. Citigroup Global Markets Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, N.A., and U.S. Bank National Association serve as joint lead arrangers.

Vornado Realty Trust is a fully integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
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